EXHIBIT 4.14

NEITHER THIS WARRANT NOR THE COMMON STOCK WHICH MAY BE ACQUIRED UPON EXERCISE HEREOF HAVE BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED ("ACT"), OR UNDER ANY STATE SECURITIES LAW AND MAY NOT BE PLEDGED, SOLD, TRANSFERRED OR ASSIGNED IN THE ABSENCE OF AN EFFECTIVE REGISTRATION STATEMENT WITH RESPECT THERETO UNDER THE ACT AND ANY APPLICABLE STATE SECURITIES LAW, OR UNLESS THE COMPANY RECEIVES AN OPINION OF COUNSEL, SATISFACTORY TO THE COMPANY, THAT SUCH REGISTRATION IS NOT REQUIRED.

                                                          For the Purchase of
No._______________                                        ________ shares of
                                                          Common Stock


                           WARRANT FOR THE PURCHASE OF
                             SHARES OF COMMON STOCK
                                       OF
                    GLOBAL TELECOMMUNICATION SOLUTIONS, INC.

                            (A Delaware Corporation)


         Global Telecommunication Solutions, Inc., a Delaware corporation ("Company"), hereby certifies that ________________, or his, her or its registered assigns ("Holder" or "Registered Holder"), is entitled, subject to the terms set forth below, to purchase from the Company, at any time or from time to time during the period commencing March 1, 1997 ("Commencement Date") and ending on November __, 2001 ("Expiration Date"), ______ shares of common stock, $.01 par value, of the Company ("Common Stock"), at an initial exercise price equal to $2.50 per share (subject to adjustment as set forth below). The number of shares of Common Stock purchasable upon exercise of this Warrant, and the exercise price per share, each as adjusted from time to time pursuant to the provisions of this Warrant, are hereinafter referred to as the "Warrant Stock" and the "Exercise Price," respectively.

         1.       Exercise.

                  (a) This Warrant may be exercised by the Registered Holder, in whole or in part, by surrendering this Warrant, with the purchase form appended hereto as Exhibit A duly executed by such Registered Holder, at the principal office of the Company, or at such other office or agency as the Company may designate, accompanied by payment in full, in lawful money of the United States, of the Exercise Price payable in respect of the number of shares of Warrant Stock being purchased upon such exercise.

                  (b) Each exercise of this Warrant shall be deemed to have been effected immediately prior to the close of business on the day on which the Warrant shall have been surrendered to the Company as provided in subsection 1(a) above. At such time, the person or persons in whose name or names any certificates for Warrant Stock shall be issuable upon such exercise as provided in subsection 1(c) below shall be deemed to have become the holder or holders of record of the Warrant Stock represented by such certificates.

                  (c) As soon as practicable after the exercise of this Warrant in full or in part, and in any event within five business days after clearance of the funds constituting the Exercise Price, the Company at its expense will cause to be issued in the name of, and delivered to, the Registered Holder, or, subject to the terms and conditions hereof, as such Holder (upon payment by such Holder of any applicable transfer taxes) may direct:

     (i) a certificate or certificates for the number of shares of Warrant Stock to which such Registered Holder shall be entitled upon such exercise, and

     (ii) in case such exercise is in part only, a new warrant or warrants (dated the date hereof) of like tenor, calling in the aggregate on the face or faces thereof for the
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number of shares of Warrant Stock equal (without giving effect to any adjustment therein) to the number of such shares called for on the face of this Warrant, minus the number of such shares purchased by the Registered Holder upon such exercise as provided in subsection 1(a) above.

         2.       Adjustments to Exercise Price and Number of Securities.

                  (a) If the outstanding shares of the Company's Common Stock shall be subdivided or split into a greater number of shares, or a dividend in Common Stock shall be paid in respect of Common Stock, the Exercise Price in effect immediately prior to such subdivision or at the record date of such dividend shall simultaneously with the effectiveness of such subdivision or split or immediately after the record date of such dividend be proportionately reduced. If the outstanding shares of Common Stock shall be combined or reverse-split into a smaller number of shares, the Exercise Price in effect immediately prior to such combination or reverse-split shall, simultaneously with the effectiveness of such combination or reverse-split, be proportionately increased. When any adjustment is required to be made in the Exercise Price, the number of shares of Warrant Stock purchasable upon the exercise of this Warrant shall be changed to the number determined by dividing (i) an amount equal to the number of shares issuable upon the exercise of this Warrant immediately prior to such adjustment, multiplied by the Exercise Price in effect immediately prior to such adjustment, by (ii) the Exercise Price in effect immediately after such adjustment.

                  (b) If there shall occur any capital reorganization or reclassification of the Company's Common Stock (other than a change in par value or a subdivision or combination as provided for in subsection 2(a) above), or any consolidation or merger of the Company with or into another corporation, or a transfer of all or substantially all of the assets of the Company, or the payment of a liquidating distribution, then, as part of any such reorganization, reclassification, consolidation, merger, sale or liquidating distribution, lawful provision shall be made so that the Registered Holder of this Warrant shall have the right thereafter to receive upon the exercise hereof (to the extent, if any, still exercisable) the kind and amount of shares of stock or other securities or property which such Registered Holder would have been entitled to receive if, immediately prior to any such reorganization, reclassification, consolidation, merger, sale or liquidating distribution, as the case may be, such Registered Holder had held the number of shares of Common Stock which were then purchasable upon the exercise of this Warrant. In any such case, appropriate adjustment (as reasonably determined by the Board of Directors of the Company) shall be made in the application of the provisions set forth herein with respect to the rights and interests thereafter of the Registered Holder of this Warrant such that the provisions set forth in this Section 2 (including provisions with respect to adjustment of the Exercise Price) shall thereafter be applicable, as nearly as practicable, in relation to any shares of stock or other securities or property thereafter deliverable upon the exercise of this Warrant.

                  (c) No adjustment in the per share Exercise Price shall be required unless such adjustment would require an increase or decrease in the Exercise Price of at least $0.01; provided, however, that any adjustments which by reason of this paragraph are not required to be made shall be carried forward and taken into account in any subsequent adjustment. All calculations under this
Section 2 shall be made to the nearest cent or to the nearest 1/100th of a share, as the case may be.

                  (d) Upon the happening of any event requiring an adjustment of the Exercise Price hereunder, the Company shall forthwith give written notice thereto to the Registered Holder of this Warrant stating the adjusted Exercise Price and the adjusted number of shares purchasable upon the exercise hereof resulting from such event and setting forth in reasonable detail the method of calculation and the facts upon which such calculation is based.

         3. Fractional Shares. The Company shall not be required to issue certificates representing fractions of shares of Common Stock or Warrants upon the exercise or transfer of the Purchase Option, nor shall it be required to issue scrip or pay cash in lieu of any fractional interests, it being the intent of the parties that all fractional interests shall be eliminated by rounding any fraction up to the nearest whole number of Warrants, shares of Common Stock or other securities, properties or rights.

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         4. Limitation on Sales,  etc. Each holder of this Warrant  acknowledges that, notwithstanding the provisions of Section 5 hereof, this Warrant and the Warrant Stock have not been registered under the Act as now in force or hereafter amended, or any successor legislation, and agrees not to sell, pledge, distribute, offer for sale, transfer or otherwise dispose of this Warrant or any Warrant Stock issued upon its exercise in the absence of (a) an effective registration statement under the Act as to this Warrant and the Warrant Stock issued upon its exercise and registration or qualification of this Warrant or such Warrant Stock under any applicable Blue Sky or state securities law then in effect, or (b) an opinion of counsel, satisfactory to the Company, that such registration and qualification are not required.

                  Without limiting the generality of the foregoing, unless the offering and sale of the Warrant Stock to be issued upon the exercise of the Warrant shall have been effectively registered under the Act, the Company shall be under no obligation to issue the shares covered by such exercise unless and until the Registered Holder shall have executed an investment letter in form and substance reasonably satisfactory to the Company, including a warranty at the time of such exercise that it is acquiring such shares for its own account, for investment and not with a view to, or for sale in connection with, the distribution of any such shares, in which event the Registered Holder shall be bound by the provisions of a legend or legends to such effect which shall be endorsed upon the certificate(s) representing the Warrant Stock issued pursuant to such exercise.

         5.       Registration Rights of Warrant Holder.

                  (a) The Company agrees to register the Warrant Stock for resale by the Investor under a registration statement ("Warrant Stock
Registration Statement") filed pursuant to the Securities Act of 1933, as amended ("Securities Act"). The Company agrees to file the Warrant Stock Registration Statement on or before December 31, 1996. The Company agrees to use its best efforts to have the Warrant Stock Registration Statement declared effective by February 14, 1997 and undertakes to have the Warrant Stock Registration Statement declared effective by April 30, 1997. The Company shall bear all the expenses and pay all the fees it incurs in connection with the preparation, filing and modification or amendment of the Warrant Stock Registration Statement and shall pay any and all expenses (up to $5,000) of one legal counsel selected by the holders or the Warrants, as a group, to represent them in connection with the sale of the Warrant Stock. The Company shall keep the Warrant Stock Registration Statement effective and current until all the Warrant Stock are sold or until all such shares may be sold by the holders thereof under Rule 144 without volume limitations. Notwithstanding the foregoing, during any consecutive 365-day period, the Company may suspend the availability of the Warrant Stock Registration Statement for no more than two periods of up to 20 consecutive days and for no more than an aggregate of 40 days during any 365-day period, if the Company's Board of Directors determines, based upon the opinion of legal counsel, that there is valid purpose for such suspension.

                  (b) To the extent permitted by law, the Company will indemnify and hold harmless each holder ("Holder") of the Warrant Stock ("Registrable Securities"), the officers and directors of each Holder and each person, if any, who controls such Holder within the meaning of the Securities Act or Securities Exchange Act of 1934, as amended ("Exchange Act") against any losses, claims, damages, or liabilities to which they may become subject under the Securities Act, the Exchange Act or any state securities law or regulation (including all reasonable attorneys' fees and other expenses reasonably incurred in investigating, preparing or defending against any claim whatsoever incurred by the indemnified party in any action or proceeding between the indemnitor and indemnified party or between the indemnified party and any third party or otherwise) to which any of them may become subject under the Securities Act, the Exchange Act or any other statute or common law or otherwise under the laws of foreign countries, arising from such registration statement or based upon any untrue statement or alleged untrue statement of a material fact contained in (i) any preliminary prospectus, the registration statement or prospectus (as from time to time each may be amended and supplemented); (ii) in any post-effective amendment or amendments or any new registration statement and prospectus in which it included the Registrable Securities; or (iii) any application or other document or written communication (collectively called "application") executed by the

                                                         3

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Company  or based  upon  written  information  furnished  by the  Company in any jurisdiction in order to qualify the Registrable Securities under the securities laws thereof or filed with the Securities and Exchange Commission, any state securities commission or agency, Nasdaq or any securities exchange; or the omission or alleged omission therefrom of a material fact required to be stated
therein  or  necessary  to  make  the  statements   therein,  in  light  of  the
circumstances under which they were made, not misleading, unless such statement or omission is made in reliance upon, and in strict conformity with, written information furnished to the Company with respect to such Holder expressly for use in any preliminary prospectus, such registration statement or prospectus, or any amendment or supplement thereof, or in any application, as the case may be. The Company agrees promptly to notify the Holder of the Registrable Securities of the commencement of any litigation or proceedings against the Company or any of its officers, directors or controlling persons in connection with the issue and sale or resale of the Registrable Securities or in connection with any such registration statement or prospectus.

                  (c) The Company agrees that the above rights shall inure to the benefit of any person to whom the undersigned transfers all or any portion of his Warrants.

                  (d) Nothing contained in this Warrant shall be construed as requiring the Holder(s) to exercise their Warrants prior to or after the initial filing of the Registration Statement or the effectiveness thereof.

                  (e) Each of the Holder(s) participating in any of the foregoing offerings shall furnish to the Company a completed and executed questionnaire provided by the Company requesting information customarily sought of selling securityholders.

         6.       Notices of Record Date, etc.  In case:

                  (a) the Company shall take a record of the holders of its Common Stock (or other securities at the time issuable upon the exercise of this Warrant) for the purpose of entitling or enabling them to receive any dividend or other distribution (other than a dividend or distribution payable solely in capital stock of the Company or out of funds legally available therefor), or to receive any right to subscribe for or purchase any shares of stock of any class or any other securities, or to receive any other right; or

                  (b) of any capital reorganization of the Company, any reclassification of the capital stock of the Company, any consolidation or merger of the Company with or into another corporation (other than a consolidation or merger in which the Company is the surviving entity), or any transfer of all or substantially all of the assets of the Company; or

     (c) of the voluntary or involuntary dissolution, liquidation or winding-up of the Company;

then, and in each such case, the Company will mail or cause to be mailed to the Registered Holder of this Warrant a notice specifying, as the case may be, (i) the date on which a record is to be taken for the purpose of such dividend, distribution or right, and stating the amount and character of such dividend, distribution or right, or (ii) the effective date on which such reorganization, reclassification, consolidation, merger, transfer, dissolution, liquidation or winding-up is to take place, and the time, if any is to be fixed, as of which the holders of record of Common Stock (or such other stock or securities as are at the time issuable upon the exercise of this Warrant) shall be entitled to exchange their shares of Common Stock (or such other stock or securities) for securities or other property deliverable upon such reorganization, reclassification, consolidation, merger, transfer, dissolution, liquidation or winding-up. Such notice shall be mailed at least ten (10) days prior to the record date or effective date, for the event specified in such notice, provided that the failure to mail such notice shall not affect the legality or validity of any such action.

     7. Reservation of Stock. The Company will at all times reserve and keep available, solely for issuance and delivery upon the exercise of this Warrant, such shares of Warrant Stock
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and other stock, securities and property, as from time to time shall be issuable upon the exercise of this Warrant.

         8. Replacement of Warrants. Upon receipt of evidence reasonably satisfactory to the Company of the loss, theft, destruction or mutilation of this Warrant and (in the case of loss, theft or destruction) upon delivery of an indemnity agreement (with surety if reasonably required) in an amount reasonably satisfactory to the Company, or (in the case of mutilation) upon surrender and cancellation of this Warrant, the Company will issue, in lieu thereof, a new Warrant of like tenor.

         9. Transfers, etc. The Company will maintain a register containing the names and addresses of the Registered Holders of this Warrant and of the holders of other warrants of like tenor issued simultaneously hereunder. Any Registered Holder may change its, his or her address as shown on the warrant register by written notice to the Company requesting such change.

                  Until any transfer of this Warrant is made in the warrant register, the Company may treat the Registered Holder of this Warrant as the absolute owner hereof for all purposes; provided, however, that if and when this Warrant is properly assigned in blank, the Company may (but shall not be obligated to) treat the bearer hereof as the absolute owner hereof for all purposes, notwithstanding any notice to the contrary.

         10. Mailing of Notices, etc. All notices and other communications from the Company to the Registered Holder of this Warrant shall be mailed by first-class certified or registered mail, postage prepaid, sent by reputable overnight delivery or by facsimile to the address furnished to the Company in writing by the last Registered Holder of this Warrant who shall have furnished an address to the Company in writing. All notices and other communications from the Registered Holder of this Warrant or in connection herewith to the Company shall be mailed by first-class certified or registered mail, postage prepaid, sent by reputable overnight delivery or by facsimile to the Company at its offices at Global Telecommunication Solutions, Inc., 40 Elmont Road, Elmont, New York 11003, Attention: Secretary, or such other address as the Company shall so notify the Registered Holder. Notices shall be deemed to be given when received.

     11. No Rights as Stockholders. Until the exercise of this Warrant, the Registered Holder of this Warrant shall not have or exercise any rights by virtue hereof as a stockholder of the Company.

     12. Change or Waiver. Any term of this Warrant may be changed or waived only by an instrument in writing signed by the party against whom enforcement of the change or waiver is sought.

     13. Headings. The headings of this Warrant are for purposes of reference only and shall not limit or otherwise affect the meaning of any provision of this Warrant.

     14. Governing Law. This Warrant will be governed by and construed in accordance with the law of the State of New York without regard to the principles of conflict of law.

         15. Venue. The Company (a) agrees that any legal suit, action or proceeding arising out of or relating to this Warrant shall be instituted exclusively in New York State Supreme Court, County of New York or in the United States District Court for the Southern District of New York, (b) waives any objection to the venue of any such suit, action or proceeding and the right to assert that such forum is not a convenient forum, and (c) irrevocably consents to the jurisdiction of the New York State Supreme Court, County of New York, and the United States District Court for the Southern District of New York in any such suit, action or proceeding. The Company further agrees to accept and acknowledge service of any and all process which may be served in any such suit, action or proceeding in the New York State Supreme Court, County of New York, or in the United States District Court for the Southern District of New York and agrees that service of process upon it mailed by certified mail to its address shall be deemed in every respect effective service of process upon it in any such suit, action or proceeding.

                                                         5

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         IN WITNESS WHEREOF, the Company has caused this Warrant to be signed by its duly authorized officer as of the 23rd day of December, 1996.


                                           GLOBAL TELECOMMUNICATION
                                                SOLUTIONS, INC.



                                         By:
                                           Shelly Finkel, Chairman of the Board

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                                                                   EXHIBIT A

                                  PURCHASE FORM


To:      Global Telecommunication Solutions, Inc.
         5697 Rising Sun Avenue
         Philadelphia, Pennsylvania 19120


                                                                       Dated:


         In accordance with the provisions set forth in the attached Warrant (No. __), the undersigned hereby irrevocably elects to purchase __________ shares of the Common Stock covered by such Warrant and herewith makes payment of $__________, representing the full Exercise Price for such shares at the price per share provided for in such Warrant.

         The undersigned has had the opportunity to ask questions of and receive answers from the officers of the Company regarding the affairs of the Company and related matters, and has had the opportunity to obtain additional information necessary to verify the accuracy of all information so obtained.

         The undersigned understands that the issuance to the undersigned of the shares has not been registered under the Securities Act of 1933, as amended, or the securities laws of any other jurisdiction, and agrees with the Company that the undersigned will not sell or transfer such shares without registration of same under the Securities Act of 1933, as amended, or under an appropriate exception therefrom.


                                            Signature

                                            Address



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